Exhibit 99.1

FOR IMMEDIATE RELEASE

Clearwater Analytics Announces Pricing of Initial Public Offering

BOISE, Idaho — September 23, 2021 — Clearwater Analytics Holdings, Inc. (“Clearwater Analytics” or the “Company”), a leading provider of SaaS-based investment accounting, reporting, and analytics solutions, today announced the pricing of its initial public offering of 30,000,000 shares of its Class A common stock at a price to the public of $18.00 per share. In addition, the Company granted the underwriters a 30-day option to purchase up to an additional 4,500,000 shares of its Class A common stock at the public offering price, less underwriting discounts and commissions. The shares of Class A common stock are expected to begin trading on the New York Stock Exchange on September 24, 2021 under the symbol “CWAN.” The offering is expected to close on September 28, 2021, subject to customary closing conditions.

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as lead bookrunners and as representatives of the underwriters for the offering, with Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Oppenheimer & Co. Inc., Piper Sandler & Co. and William Blair & Company, L.L.C. acting as additional bookrunners. BNP Paribas Securities Corp., D.A. Davidson & Co., AmeriVet Securities, Inc., Loop Capital Markets LLC, Penserra Securities LLC, R. Seelaus & Co., LLC and Siebert Williams Shank & Co., LLC are acting as co-managers for the offering.

A registration statement relating to this offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 23, 2021. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained, when available, by contacting:

•	Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, or via email: prospectus-ny@ny.email.gs.com;

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or

•	Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attn: Prospectus Department.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Clearwater Analytics

Clearwater Analytics is a global industry-leading SaaS solution for automated investment data aggregation, reconciliation, accounting, compliance, risk, performance and reporting. Each day, the Clearwater solution reports on more than $5.6 trillion in assets for clients that include leading insurers, asset managers, corporations, pension plans, governments, and nonprofit organizations – helping them make the most of their investment portfolio data with a world-class product and client-centric servicing. Investment professionals around the globe trust Clearwater to deliver timely, validated investment data and analytics.

Global headquarters: 777 W. Main Street, Suite 900, Boise, ID 83702 • Main: +1 208 918 2400

Boise • Edinburgh • Frankfurt • London • New Delhi • New York • Paris • Seattle • Singapore

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the initial public offering. These statements are not historical facts but rather are based on the Company’s current expectations and projections regarding its business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those in the Company’s registration statement filed with the SEC.

Investor Contact:

J.R. Ritchie | +1 312-632-9779 | investors@clearwateranalytics.com

Media Contacts:

Susan Ganeshan | +1 703-975-5924 | press@clearwateranalytics.com

Gail Marold | +1 919-229-9141 | press@clearwateranalytics.com

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Global headquarters: 777 W. Main Street, Suite 900, Boise, ID 83702 • Main: +1 208 918 2400

Boise • Edinburgh • Frankfurt • London • New Delhi • New York • Paris • Seattle • Singapore